Exhibit 32.1



              Commodore Applied Technologies, Inc. & Subsidiaries
                    Certification Of Chief Executive Officer
                       Pursuant To 18 U.S.C. Section 1350,
                             As Adopted Pursuant To
                     Section 906 Of The Sarbanes-Oxley Act
                                     Of 2002

In connection with the quarterly report of Commodore Applied Technologies, Inc. (the "Company") on form 10-Q for the three month period ended March 31, 2006, Shelby Brewer hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to section 906 of the Sarbanes-Oxley Act of 2002, that to the best of his knowledge:

         (1) The annual report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

         (2) The information contained in the quarterly report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date:    May 22, 2006

/s/ Shelby T. Brewer
--------------------
Shelby T. Brewer
Chairman of the Board and Chief
Executive Officer